Exhibit 10.1

AMENDMENT NO. 3 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 3 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of January 26, 2024, by and between Blue World Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on February 2, 2022, the Company consummated its initial public offering of units of the Company (the “Units”), each of which is composed of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Share”), one-half (1/2) of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share of the Company, and one right to receive one-tenth (1/10) of one Class A Ordinary Share (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, $92,920,000 of the net proceeds of the Offering and sale of the private placement units in a private placement were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Class A Ordinary Shares included in the Units issued in the Offering pursuant to the Investment Management Trust Agreement made effective as of January 31, 2022, as further amended on May 2, 2023 and June 30, 2023, by and between the Company and the Trustee (the “Original Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect the amendment to the Original Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Trust Agreement

(a) Sections 1(c) of the Original Agreement are hereby amended and restated to read in their entirety as follows:

1.  Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(c) In a timely manner, upon the written instruction of the Company, i) hold funds uninvested, ii) hold funds in an interest-bearing bank demand deposit account, or iii) invest and reinvest the Property in solely United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration.

2. Miscellaneous Provisions.

(a) Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

BLUE WORLD ACQUISITION CORPORATION

By:	/s/ Liang Shi
Name:	Liang Shi
Title:	Chief Executive Officer

[signature page to the Amendment No.3 to the Trust Agreement]